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                                                                    EXHIBIT 23.2

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the use of our reports covering the audited historical financial statements of Cabot Industrial Trust, dated February 14, 2000 (except with respect to matters discussed in Note 13, as to which the date is February 29, 2000), Cabot Partners Limited Partnership, dated March 27, 1998, Existing Investors Property Group, dated July 13, 1998, and Prudential Properties Group, dated July 13, 1998, incorporated by reference into this registration statement of Cabot Industrial Trust on Form S-3 and to all references to our Firm included in this registration statement.

                               Arthur Andersen LLP

Boston, Massachusetts
December 1, 2000